SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2006

Internet Capital Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-26929	23-2996071
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

690 Lee Road, Suite 310, Wayne, PA 19087

(Address of principal executive offices) (Zip Code)

(610) 727-6900

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

/ / Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/ / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/ / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/ / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events

Item 8.01 Other Events.

As disclosed in July 2006, CreditTrade, Inc. ("CreditTrade"), a partner company of Internet Capital Group, Inc. (the "Company"), entered into a merger agreement with Creditex Group, Inc. ("Creditex"), pursuant to which CreditTrade would be acquired by Creditex. The merger was consummated on November 21, 2006. A copy of the Company's press release announcing the consummation of the merger is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

The Company received approximately $19 million in cash for its ownership interest in CreditTrade, approximately $2 million of which has been placed in escrow for eighteen months in connection with an indemnity pursuant to the terms of the merger agreement. The Company's carrying value in CreditTrade on its September 30, 2006 Consolidated Balance Sheet was approximately $4 million. In a separate transaction, the Company purchased capital stock representing a 15% ownership interest in Creditex for approximately $28 million.

The information in this report (including Exhibit 99.1) is being furnished pursuant to Item 8.01 and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the Exchange Act), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended (the Act) or the Exchange Act, unless specifically stated otherwise in such filing.

Section 9. Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(c ) Exhibits

99.1	Press Release, dated November 27, 2006, issued by Internet Capital Group, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
INTERNET CAPITAL GROUP, INC.
Date: November 27, 2006	By:	/s/ Suzanne L. Niemeyer____
	Name:	Suzanne L. Niemeyer
	Title:	General Counsel, Managing Director & Secretary

EXHIBIT INDEX
Exhibit No.	Description

99.1	Press Release, dated November 27, 2006, issued by Internet Capital Group, Inc.